                                  AMENDMENT
                                    to the
                  AMENDED AND RESTATED DECLARATION OF TRUST
                                      of
                     OPPENHEIMER MULTIPLE STRATEGIES FUND

      This  Amendment  is made as of  February  19,  2004,  to take  effect on
February  27,  2004,  to the  Amended  and  Restated  Declaration  of Trust of
Oppenheimer  Multiple  Strategies  Fund  (the  "Trust"),  dated as of March 6,
1997, by the duly authorized  individual executing this Amendment on behalf of the Trustees of the Trust.

      WHEREAS, the Trustees established  Oppenheimer Multiple Strategies Fund, a trust  fund under the laws of the  Commonwealth  of  Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Declaration of Trust dated  September  29, 1983, under the name "OMC  Growth & Income
Trust," as amended by Restated  Declarations  of Trust dated October 31, 1983,
August 9, 1984,  December 6, 1984, November 13, 1986, November 30, 1986, April
24, 1987,  and June 1, 1992; by the Amended and Restated  Declaration of Trust
dated August 17, 1995;  and by the Amended and Restated  Declaration  of Trust
dated March 6, 1997;

      WHEREAS,  the Trustees,  acting  pursuant to Section 12 of ARTICLE NINTH and  Section  4 of  ARTICLE  SEVENTH,  of the  Trust's  Amended  and  Restated
Declaration  of Trust dated March 6, 1997,  desire to make a permitted  change to  said  Amended  and  Restated  Declaration  of  Trust  without  shareholder approval  to change the name,  address  and  registered  agent for  service of process of the Trust named "Oppenheimer  Multiple  Strategies  Municipal Fund"
as established under the Declaration of Trust dated March 6, 1997;

      NOW,  THEREFORE,  the Trust's Amended and Restated  Declaration of Trust
is amended as follows:

      ARTICLE FIRST of the Trust's  Amended and Restated  Declaration of Trust
is  hereby  amended  by  changing  the  name of the  Trust  from  "Oppenheimer
Multiple Strategies Fund" to "Oppenheimer Balanced Fund."

      ARTICLE FIRST of the Trust's  Amended and Restated  Declaration of Trust
is hereby amended by changing the address of the Trust, as follows:

            6803 South Tucson Way, Centennial, CO 80112

      ARTICLE FIRST of the Trust's  Amended and Restated  Declaration of Trust
is hereby amended by changing the registered agent of the Trust as follows:

            The  registered  agent for  Service of  Process is CT  Corporation
      System, 101 Federal Street, Boston, MA  02110

Acting  pursuant  to  Section 12 of ARTICLE  NINTH,  and  Section 4 of ARTICLE
SEVENTH,  the  undersigned  signs  this  amendment  by  and on  behalf  of the
Trustees.

                                          Oppenheimer Multiple Strategies Fund

                                          By: /s/ Robart G. Zack
                                              ------------------
                                              Robert G. Zack
                                              Secretary